EXHIBIT 12 (b)

EX-99.906CERT

RULE 30a-2(b) CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Seligman TargetHorizon ETF Portfolios, Inc. (the “Registrant”), do hereby certify, to such officer’s knowledge, that:

(1)

The semi-annual report on Form N-CSR of the Registrant for the six months ended March 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 4, 2007

/S/ BRIAN T. ZINO_____________

Brian T. Zino
Chief Executive Officer

/S/ LAWRENCE P. VOGEL_______
Lawrence P. Vogel
Chief Financial Officer